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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 9, 2001, accompanying the consolidated financial statements contained in the Annual Report of Pacific Mercantile Bancorp and Subsidiary on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Pacific Mercantile Bancorp on Form S-8.


/s/ Grant Thornton LLP
__________________________


Irvine, California
July 23, 2001